Exhibit A

KOREA FINANCE CORPORATION

UNDERWRITING AGREEMENT STANDARD TERMS

1. Introductory. Korea Finance Corporation (“KoFC”), a statutory juridical entity established under the Korea Finance Corporation Act of 2009, as amended (the “KoFC Act”), in the Republic of Korea (the “Republic”), may issue and sell from time to time certain of its debt securities registered under one or more registration statements referred to in Section 3(a) (the “Registered Securities”). The Registered Securities will be issued under a fiscal agency agreement dated as of September 20, 2010 (the “Fiscal Agency Agreement”) between KoFC and Citibank, N.A., as fiscal agent (the “Fiscal Agent”), in one or more series, which series may vary as to denomination, interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms Agreement (as hereinafter defined), for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Securities.” The firm or firms which agree to purchase the Securities are hereinafter referred to as the “Underwriters” of such Securities, and the representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 2 are hereinafter referred to as the “Representatives”; provided that if such Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in these Underwriting Agreement Standard Terms (the “Standard Terms”) shall mean the Underwriters.

At or prior to the Time of Sale (as defined in the Terms Agreement, the “Time of Sale”), KoFC will have prepared the following information (which taken together shall be referred to as the “Time of Sale Information”): a preliminary prospectus and any amendment or supplement thereto filed with the Commission (as hereinafter defined) (the “Preliminary Prospectus”) identified in the Terms Agreement, the issuer free writing prospectuses (as defined in Rule 433 under the Act, the “Issuer Free Writing Prospectuses”) identified in the Terms Agreement and any other free writing prospectuses (as defined in Rule 405 under the Act, the “Free Writing Prospectuses”) that KoFC and the Underwriters expressly agree in writing to treat as part of the Time of Sale Information.

2. Terms Agreement. (a) A terms agreement relating to the Securities (the “Terms Agreement”), which may be in telex, facsimile or other written form, will (i) contain substantially the terms and information in the form set forth in Annex I hereto, (ii) incorporate by reference, to the extent set forth therein, the provisions of these Standard Terms, and (iii) evidence the obligation of the Underwriters to purchase the Securities. The Terms Agreement will specify the firm or firms which will be the Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Fiscal Agency Agreement, including, but not limited to, denomination, interest rate, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven (7) full business days thereafter as the Representatives and KoFC agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment, manner of payment and any details of the terms of offering that should be reflected in the prospectus or any amendment or supplement thereto relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus (as hereinafter defined). The Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in such denominations and registered in such names as the Underwriters may request.

(b) Each Underwriter hereby represents and warrants that the Securities to be purchased by it under the Terms Agreement will be purchased by it as principal, and that such Underwriter will not, directly or indirectly, offer or sell any Securities in the Republic or to any resident of the Republic, except as otherwise permitted by Korean Law.

3. Representations and Warranties of KoFC. KoFC represents and warrants to, and agrees with, each Underwriter that:

(a) One or more registration statements identified in the Terms Agreement (hereinafter collectively referred to as the “registration statement”), including a prospectus, relating to the Registered Securities have been filed with the United States Securities and Exchange Commission (“Commission”) and have become effective. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 2, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such Registration Statement, as supplemented as contemplated by Section 2 to reflect the terms of the Securities and the terms of offering thereof, is hereinafter referred to as the “Prospectus”.

(b) Each part of the registration statement, when such part became effective, conformed in all material respects to the requirements of the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, on the date thereof, and any amendment or supplement thereto, as of its respective issue date, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and conformity with information furnished in writing to KoFC by any Underwriter through the Representatives, if any, expressly for use therein.

(c) The Time of Sale Information, at the Time of Sale, did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to KoFC by the Underwriters through the Representatives, if any, expressly for use therein.

(d) Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that KoFC notified or notifies the Underwriters, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement and any prospectus (or any amendments or supplements thereto) deemed to be a part thereof that has not been superseded or modified, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to KoFC by the Underwriters through the Representatives, if any, expressly for use therein.

(e) After giving effect to any offering of Securities by KoFC in any fiscal year of KoFC, the aggregate principal amount of debt securities shall not exceed thirty times the sum of the paid-in capital and reserves of KoFC (the “Debt Securities Threshold”), provided that KoFC may issue debt securities in excess of the Debt Securities Threshold for the purpose of refinancing its debt securities.

(f) At the earliest time after the filing of the Registration Statement covering the offering of the Securities, for which KoFC or another offering participant made a bona fide offer within the meaning of Rule 164(h)(2) under the Act, KoFC is not an ineligible issuer as defined in Rule 405 under the Act.

(g) None of KoFC or, to the knowledge of KoFC, any of its subsidiaries or, any director, officer, agent, employee or affiliate of KoFC or any of its subsidiaries is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC Sanctions”).

(h) None of KoFC or, to the knowledge of KoFC, any of its subsidiaries or, any director, officer, agent, employee, affiliate or other person acting on behalf of KoFC or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful payment to any foreign or domestic government official or employee from corporate funds, and making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(i) The operations of KoFC and, to the knowledge of KoFC, any of its subsidiaries are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all Korean and U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving KoFC or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of KoFC, threatened.

4. Certain Agreements of KoFC. KoFC agrees with the several Underwriters that KoFC will furnish to United States counsel for the Underwriters, one signed copy of the registration statement relating to the Registered Securities, including all exhibits, in the form in which it became effective and of all amendments thereto and that, in connection with each offering of Securities:

(a) KoFC will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and KoFC will also advise the Representatives promptly of the filing and the effectiveness of any such amendment or supplement and of the institution by the Commission of any stop order proceeding in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any stop order and to obtain as soon as possible its lifting, if issued.

(b) If, at any time when a prospectus relating to the Securities covered by the Terms Agreement is required to be delivered under the Act (or required to be delivered but for Rule 172 under the Act), any event occurs as a result of which, in the judgment of KoFC or in the opinion of counsel for the Underwriters, (A) the Time of Sale Information or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, or (C) if it is necessary at any time to amend or supplement the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus to comply with the Act, KoFC promptly will prepare and file with the Commission an amendment or supplement or a new registration statement which will correct such statement, omission or conflict, or which will effect such compliance.

(c) As soon as practicable, KoFC will make generally available to the holders of the Securities covered by the Terms Agreement an earnings statement of KoFC (which need not be audited) covering the first full fiscal year of KoFC after the later of (i) the effective date of the registration statement relating to such Securities and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement, complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(d) KoFC will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any related preliminary prospectus and any amendment or supplement thereto, and, so long as delivery of a prospectus by an Underwriter or a dealer is required under the Act (or required to be delivered but for Rule 172 under the Act), the Prospectus, and all amendments and supplements to such documents, and any Issuer Free Writing Prospectus, in each case as soon as available and in such quantities as are reasonably requested.

(e) KoFC will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus required to be filed by KoFC with the Commission or retained by KoFC under Rule 433 under the Act if the Underwriters reasonably object; provided that, without limitation to the foregoing, before the use of any such Issuer Free Writing Prospectus, KoFC will furnish to the Underwriters and counsel for the Underwriters a copy of such proposed Issuer Free Writing Prospectus and will afford the Underwriters a reasonable opportunity to comment on any such Issuer Free Writing Prospectus; and provided further that the consent of the Underwriters shall be deemed to have been given in respect of the Free Writing Prospectuses identified in the Terms Agreement. Any such Issuer Free Writing Prospectus or a Free Writing Prospectus not reasonably objected to by the Underwriters has been filed or will be filed by KoFC pursuant to the requirements of Rules 164 and 433 of the Act.

(f) Promptly after the execution of the Terms Agreement, KoFC will prepare a final term sheet relating to the final terms of the Securities, in the form set forth in the Terms Agreement, which is hereby consented to by the Underwriters. Such final term sheet is an “Issuer Free Writing Prospectus” for purposes of the Terms Agreement. KoFC will file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Act following the date such final terms have been established for the Securities.

(g) KoFC will arrange for the qualification for the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions of the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution thereof, provided that in connection therewith KoFC shall not be required to qualify as foreign corporation or to file a general consent to service of process in any jurisdiction.

(h) Unless otherwise set forth in the Terms Agreement, KoFC will use its best efforts to obtain, to the extent practicable, on or within one day after the Closing Date, the listing of the Securities on the Singapore Exchange Securities Trading Limited (the “SGX-ST”) or such other exchange as is designated in the Terms Agreement.

(i) During the period beginning from the date of the Terms Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Securities covered by the Terms Agreement, as notified to KoFC by you, and (ii) the Closing Date, KoFC will not offer, sell, contract to sell or otherwise dispose of any debt securities of KoFC which mature more than one year after the Closing Date and which are substantially similar to the Securities, without your prior written consent.

(j) KoFC will not, directly or indirectly, use any of the proceeds from the sale of the Securities in connection with projects or dealings in or related to any country or with any person or entity that is the subject of OFAC Sanctions or of the Iran Sanctions Act, as amended.

(k) KoFC agrees to pay the expenses incurred in connection with the offering of the Securities as agreed between KoFC and the Representatives and set forth in the Terms Agreement.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the condition that representations and warranties and other statements of KoFC herein and in the Terms Agreement are, at and as of the Closing Date, true and correct, the condition that KoFC shall have performed all of its obligation thereunder theretofore to be performed, and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

(b) Subsequent to the execution of the Terms Agreement, there shall not have occurred:

(i) any decrease in the capital or legal reserve of KoFC or any increase in the long-term debt of KoFC or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position or results of operations of KoFC or the financial, political or economic condition of the Republic, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described above, is in the judgment of the Representatives so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Time Sale Information and the Prospectus;

(ii) (A) any downgrading in the rating accorded KoFC’s debt securities by any “nationally recognized statistical rating organization” as that term is defined by the Commission for the purposes of Rule 436(g)(2) under the Act, or (B) any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of KoFC’s debt securities; or

(iii) (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (B) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (C) a material adverse change in the financial markets in the United States or an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iii)(C) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or delivery of the Securities on the terms and in the manner contemplated by the Time of Sale Information and the Prospectus.

(c) The Representatives shall have received a certificate, dated the Closing Date, of the General Manager of the Global Finance Department of KoFC or the Head, a Senior Manager or a Manager of the

Global Funding Team of KoFC, as to the performance by KoFC of all of its obligations under the Terms Agreement to be performed on or prior to the Closing Date, and as to the matters set forth in subsection (a) and (b)(i) of this Section 5.

(d) Korean counsel for KoFC, as shall be identified in the Terms Agreement, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

(i) KoFC is a statutory juridical entity duly established under KoFC Act and validly existing under the laws of the Republic, with power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and is wholly owned and controlled by the Republic;

(ii) KoFC has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus;

(iii) To the best of such counsel’s knowledge and other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which KoFC is a party or of which any property of KoFC is the subject which would individually or in the aggregate have a material adverse effect on the consolidated financial position or results of operations of KoFC;

(iv) The Terms Agreement has been duly authorized, executed and delivered by KoFC in accordance with the laws of the Republic and the Articles of Incorporation of KoFC and constitutes a legal, valid and binding obligation of KoFC enforceable in accordance with its terms;

(v) The Securities have been duly authorized, executed and, assuming authentication by the Fiscal Agent and due payment in accordance with the provisions of the Fiscal Agency Agreement, issued and delivered by KoFC and constitute valid and binding obligations of KoFC entitled to the benefits provided by the Fiscal Agency Agreement and enforceable in accordance with their terms as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(vi) The Securities, when duly issued in accordance with the terms of the Fiscal Agency Agreement, will constitute policy finance bonds under the KoFC Act; will be direct, unconditional and unsecured and unsubordinated obligations of KoFC; and will rank pari passu among themselves and equally with all other unsecured obligations of KoFC (subject to such exceptions as are from time to time required under the laws of the Republic);

(vii) Under the laws of the Republic and the regulations as in effect on the date of such opinion, KoFC is permitted to purchase at maturity sufficient freely transferable Unites States dollars for the payment of all moneys due under the Terms Agreement, the Fiscal Agency Agreement and the Securities;

(viii) The Fiscal Agency Agreement has been duly authorized, executed and delivered by KoFC and, assuming due authorization, execution and delivery by the Fiscal Agent, constitutes a valid and binding instrument, enforceable in accordance with its terms except as (A)the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(ix) The issue and sale of the Securities and the compliance by KoFC with all of the provisions of the Securities, the Fiscal Agency Agreement and the Terms Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which KoFC is a party or by which KoFC is bound or to which any of its property or assets is subject, nor will such actions result in any violation of the provisions of the Articles of Incorporation of KoFC or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over KoFC or any of its properties (including, without limitation, the KoFC Act);

(x) Assuming the accuracy of KoFC’s representation set forth in Section 3(e), no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by KoFC of the transactions contemplated by the Terms Agreement or the Fiscal Agency Agreement, except (A) such as have been obtained under KoFC Act and The Enforcement Decree of KoFC Act (the “Enforcement Decree”) and (B) such as have been obtained under the Korean Foreign Exchange Control Law and the regulations thereunder;

(xi) The statements in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto relating to the Securities and the Fiscal Agency Agreement are correct in all material respects insofar as matters of the laws of the Republic are concerned, and all statements of the laws of the Republic relating to KoFC and its administration and operations, and all other statements with respect to or involving the laws of the Republic set forth in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto, are correct in all material respects;

(xii) The Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplemental thereto, and their filing with the Commission, have been duly authorized by KoFC and the Republic, and the Registration Statement and any amendment thereto have each been duly executed on behalf of KoFC and the Republic;

(xiii) Under the laws of the Republic, payments by KoFC of the principal may be made free and clear of, and without withholding or deduction for or on account of, any taxes, duties, assessments, or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Republic or any political subdivision or authority or agency thereof or therein having power to impose taxes. The Securities qualify as “foreign currency denominated bonds” under the STTCL (as defined below), and payments by KoFC of interest or certain fees (as described below) under the Securities (as provided for in the terms and conditions of the Securities) to non-residents will be exempt from Korean income tax and corporation tax (whether payable by withholding or otherwise) by virtue of Article 21(1)(i) of the Special Tax Treatment Control Law (the “STTCL”). With respect to fees of foreign currency denominated bonds exempt from income tax and corporate tax of the Republic pursuant to the STTCL, the tax authorities have ruled to the effect that the fees so exempt are limited to the gross underwriting spread (e.g., underwriting fee, selling commission, etc.) which are directly related to the issuance of such bonds. In the event that in the future KoFC may become liable to withhold or deduct any such taxes or duties of the Republic with respect to the interest payments on the Securities, KoFC may perform its obligations under the terms and conditions of the Securities, to pay the holders of the Securities any additional amounts which may be required to compensate them for any amounts so withheld or deducted;

(xiv) A non-resident of the Republic without a permanent establishment in the Republic is subject to Korean withholding tax on capital gains made in respect of sales of the Securities in the absence of an applicable tax treaty reducing or eliminating such tax, except that capital gains made by a non-resident without a permanent establishment in the Republic in respect of sales of the Securities to non-residents (other than sales to their permanent establishment in the Republic) are exempt from any Korean taxes. In addition, capital gains made by a non-resident with or without a permanent establishment in the Republic in respect of sales of the Securities, which take place outside of the Republic, are currently exempt from any Korean taxes by virtue of the STTCL, provided that the issuance of the Securities is deemed to be an overseas issuance under the STTCL;

(xv) No stamp, value added, registration, documentary or similar taxes is payable in respect of the entry into, performance or enforcement of the Fiscal Agency Agreement and the Terms Agreement or the Securities or rendering any of them admissible in evidence in the courts of the Republic, except that stamp taxes of nominal amount should be payable on certain taxable documents executed in the Republic;

(xvi) Such counsel’s opinion referred to under the heading “Taxation—Korean Taxation” set forth in the

Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto is true and accurate in all material respects as it purports to summarize certain tax laws of the Republic;

(xvii) Under Article 31 of KoFC Act, the Korean government is legally obligated to replenish any deficit that results from KoFC’s legal reserve being insufficient to offset its annual net losses. In light of this provision, if KoFC had insufficient funds to make any payment under any of its obligations (including the Securities), the Korean government would be obligated to take appropriate steps (by making a capital contribution, by allocation of funds or by other action) to enable KoFC to make such payment when due;

(xviii) Such counsel advises you that (A) no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement as amended, if applicable (other than any and all financial statements and related schedules and other financial and statistical data mentioned or otherwise referred to therein or omitted therefrom, as to which such counsel expresses no view) as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) no information has come to such counsel’s attention that causes such counsel to believe that the Preliminary Prospectus considered together with the Pricing Term Sheet specified in a schedule to such counsel’s letter (other than any and all financial statements and related schedules and other financial and statistical data mentioned or otherwise referred to therein or omitted therefrom, as to which such counsel expresses no view), at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) no information has come to such counsel’s attention that causes such counsel to believe that the Prospectus as amended or supplemented, if applicable (other than any and all financial statements and related schedules and other financial and statistical data mentioned or otherwise referred to therein or omitted therefrom, as to which such counsel expresses no view) as of the date hereof or the date thereof, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xix) The provisions in the Terms Agreement, the Fiscal Agency Agreement and the Securities for the submission by KoFC to the jurisdiction of the courts specified therein are legal, valid and binding on KoFC; and the choice of laws of the State of New York as the governing law of the Terms Agreement, the Fiscal Agency Agreement and the Securities will be recognized and given effect by the courts of the Republic;

(xx) In any proceedings taken in the Republic in relation to the Terms Agreement, the Fiscal Agency Agreement and/or the Securities, KoFC will not be entitled to claim immunity (whether sovereign or otherwise) for itself or any of its property with respect to any suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process;

(xxi) The courts of the Republic will recognize as valid, and will enforce, any final and conclusive civil judgment for a monetary claim obtained in a New York court against KoFC by the holder of any of the Securities or by any party to the Terms Agreement and the Fiscal Agency Agreement in any action commenced by service of process as specified therein; provided, that (A) such New York Court has valid jurisdiction in accordance with international jurisdiction principles under the laws of the Republic and applicable treaties, (B) such judgment was final and conclusive, (C) KoFC had received service of process (other than by publication or similar means) in sufficient time to prepare its defense in conformity with the laws of the jurisdiction of the court rendering judgment or such party responded to the action or proceeding without being served with process and (iv) judgments of the courts of the Republic are similarly recognized and enforced under the laws of the jurisdiction of the court rendering such judgment;

(xxii) Any judgment obtained in a court in the Republic against KoFC, as applicable, by the holder of any of the Securities, respectively, or by any party to the Terms Agreement and the Fiscal Agency Agreement may be expressed in a currency other than Korean Won, provided, that such holder or party (as the case may be) files the relevant claim in such currency;

(xxiii) It is not necessary under the laws of the Republic (A) in order to enable any person to exercise or enforce its rights under the Terms Agreement and the Fiscal Agency Agreement or in respect of the Securities or (B) by reason of any person being or becoming a party to the Terms Agreement and the Fiscal Agency Agreement or the holder of the Securities or by reason of the performance of any person of its obligations thereunder or in respect thereof that such person should be licensed, qualified or otherwise entitled to carry on business in the Republic; and

(xxiv) None of the parties to the Terms Agreement or the Fiscal Agency Agreement or holders of the Securities is or will be deemed to be resident, domiciled or carrying on business in the Republic by reason only of its execution, performance, holding or enforcement of any relevant provision of the Terms Agreement, the Fiscal Agency Agreement or the Securities, as the case may be.

In rendering such opinion, such counsel may state that, in rendering the opinion set forth in clause (i) above, they have relied on the certified copy of the corporate registry extracts regarding KoFC, in rendering the opinion set forth in clause (xvii) above, they have relied on the position of the Republic as to its responsibility for KoFC set forth under the caption “Korea Finance Corporation—Business—Government Support and Supervision” in the Registration Statement, the Time of Sale Information and Prospectus, that their opinion and belief in clause (xviii) above are based upon their participation in the preparation of the Registration Statement, the Time of Sale Information, documents listed on a schedule to such counsel’s opinion (if applicable) and the Prospectus and any amendments or supplements thereto and upon their review and discussion of the contents thereof, but without independent check or verification except as stated therein, and that their opinions referred to in this subsection (d) are limited to the laws of the Republic, and such counsel may rely as to all matters governed by the laws of the United States or the State of New York on the opinion of the United States counsel for KoFC referred to in subsection (e) of this Section 5.

(e) Cleary Gottlieb Steen & Hamilton LLP, United States counsel for KoFC, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

(i) Assuming that the Securities being issued at such Closing Date have been duly authorized, executed, authenticated, issued and delivered, such Securities are valid, binding and enforceable obligations of KoFC, entitled to the benefits provided by the Fiscal Agency Agreement, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(ii) Assuming that the Fiscal Agency Agreement has been duly authorized, executed and delivered by the parties thereto, the Fiscal Agency Agreement constitutes a valid, binding and enforceable agreement of KoFC, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

(iii) The issuance and sale of the Securities to the Underwriters pursuant to this Agreement and the Terms Agreement do not, and the performance by KoFC of its obligations in this Agreement and the Terms Agreement, the Fiscal Agency Agreement and the Securities will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in such counsel’s experience normally would be applicable with respect to such issuance, sale or performance, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities or Blue Sky laws of the State of New York in connection with the purchase and distribution of the Securities by the Underwriters;

(iv) No registration of KoFC under the U.S. Investment Company Act of 1940, as amended, is required for the offer and sale of the Securities by KoFC in the manner contemplated by the Prospectus, this Agreement and the Terms Agreement;

(v) The statements under the heading “Description of the Securities” or “Description of the Notes” in the Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Fiscal Agency Agreement, provide a fair summary of such provisions, and the statements made under the heading “Taxation—United States Tax Considerations” in the Prospectus, insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the principal United States federal income tax consequences of an investment in the Securities.

(vi) Such counsel advises that (A) the Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder, (B) no information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) no information has come to such counsel’s attention that causes such counsel to believe that the Preliminary Prospectus considered together with the Pricing Term Sheet specified in a schedule to such counsel’s letter (except in each case the financial statements and schedules and other financial and statistical data included in the Preliminary Prospectus, as to which such counsel need expresses no view), at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (D) no information has come to such counsel’s attention that causes such counsel to believe that the Prospectus (except the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no view), as of the date thereof or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may state that their opinion and belief in clause (vi) above are based upon their participation in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus and any amendments or supplements thereto and upon their review and discussion of the contents thereof, but without independent check or verification except as stated therein, and that their opinions referred to in this subsection (e) are limited to the laws of the United States and the State of New York, and such counsel may rely as to all matters governed by the laws of the Republic upon, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in, the opinion of the Korean counsel for KoFC referred to in subsection (d) of this Section 5.

(f) Korean counsel for the Underwriters, if such counsel shall have been appointed by the Underwriters, shall have furnished to the Representatives their written opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in subsection (d) of this Section 5. In rendering such opinion or opinions, such counsel may rely as to all matters governed by New York law upon the opinion of the United States counsel for the Underwriters referred to in subsection (g) of this Section 5.

(g) Davis Polk & Wardwell LLP (or such other counsel as shall be identified in the Terms Agreement), United States counsel for the Underwriters shall have furnished to the Representatives their written opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representatives, with respect to the validity of the Securities and the Fiscal Agency Agreement, to the Registration Statement, to the Time of Sale Information, to the Prospectus and to other related matters as the Representatives may reasonably require, and KoFC shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely as to all matters governed by laws of the Republic upon, and their opinion may be subject to the qualifications, assumptions and exceptions set forth in, an opinion or opinions of Korean counsel delivered pursuant to subsection (d) or subsection (f) of this Section 5, as the case may be.

KoFC will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

6. Offering by the Underwriters. Each of the several Underwriters represents and agrees, severally and not jointly, with KoFC that:

(a) It will comply with the selling restrictions, in connection with the offering of the Securities, as described in the Time of Sale Information, the Prospectus and any amendment or supplement thereto under the heading “Underwriting — Foreign Selling Restrictions”.

(b) It has not made and will not make any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a Free Writing Prospectus required to be filed by KoFC with the Commission or retained by KoFC under Rule 433 under the Act unless such Underwriter has obtained or will obtain, as the case may be, the prior consent of KoFC; provided that the prior written consent of KoFC shall be deemed to have been given in respect to the Free Writing Prospectus identified in the Terms Agreement.

7. Indemnification and Contribution. (a) KoFC agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement or a material fact contained in the Preliminary Prospectus, any Issuer Free Writing Prospectus that is required to be filed (or required to be filed but for Rule 433(d)(3) under the Act) or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of KoFC; and

(iii) against any and all expense whatsoever, as incurred (including, subject to subsection (c) of this Section 7, the fees and disbursements of counsel chosen by the indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) of this Section 7(a);

provided that this indemnity agreement shall not extend to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to KoFC by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto or any related preliminary prospectus or prospectus supplement); and provided further that the foregoing indemnity shall not inure to the benefit of any Underwriter (or of any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities to any person if (i) such loss, claim, damage, liability, expense or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus or Issuer Free Writing Prospectus (or any amendments or supplements to such documents), (ii) KoFC informed the Underwriters of such untrue statement or alleged untrue statement or omission or alleged omission prior to the Time of Sale, (iii) such untrue statement or omission was corrected in an amended or supplemented Preliminary Prospectus (or, where permitted by law, an Issuer Free Writing Prospectus) and such corrected Preliminary Prospectus (or Issuer Free Writing Prospectus) was provided to the Underwriters prior to the Time of Sale such that the Underwriters had a reasonably sufficient amount of time to deliver or convey such corrected Preliminary Prospectus

(or Issuer Free Writing Prospectus) to the persons to whom the Underwriters are selling the Securities; and (iv) such loss, claim, damage, liability, expense or action results from the fact that such Underwriter has sold Securities to a person to whom such Underwriter has failed to deliver or convey such amended or supplemented Preliminary Prospectus (or Issuer Free Writing Prospectus).

(b) Each Underwriter severally agrees to indemnify and hold harmless KoFC, its directors, each of its authorized representatives who signed the Registration Statement and each person who controls KoFC within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, any Issuer Free Writing Prospectus that is required to be filed (or required to be filed but for Rule 433(d)(3) under the Act) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to KoFC by such Underwriter expressly for use in such documents.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided or in this Section 7 is for any reason unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, KoFC and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses (including any legal or other expenses reasonably incurred in connection with investigating or defending the same) to which KoFC and one or more Underwriters may be subject, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the total underwriting commissions and discounts received by such Underwriter to the date of such liability bears to the total sales price received by KoFC from the sale of Securities by such Underwriter to the date of such liability, and KoFC shall be responsible for the balance; provided that (i) in no case shall any Underwriter be responsible for any amount in excess of the total of the underwriting commissions and discounts applicable to the Securities sold through or to such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For the purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of KoFC, each authorized representative of KoFC who signed the Registration Statement and each person who controls KoFC within the meaning of Section 15 of the Act shall have the same rights to contribution as KoFC.

8. Default of Underwriters. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under the Terms Agreement, the non-defaulting Underwriters may in their discretion arrange for one or more Underwriters or other parties to purchase such Securities on the terms contained in the Terms Agreement. If within thirty-six (36) hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Securities, then KoFC shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify KoFC that they have so arranged for the purchase of such Securities, or KoFC notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Securities, the non-defaulting Underwriters or KoFC shall have the right to postpone the Closing Date for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus, or in any other documents or arrangements, and KoFC agrees to file promptly any amendments to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus which in the opinion of the non-defaulting Underwriters may thereby be made necessary. The term “Underwriter” as used in this Section 8 shall include any person substituted under this Section 8 with like effect as if such person had originally been a party to the Terms Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and KoFC as provided in subsection (a) of this Section 8, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then KoFC shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under the Terms Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under the Terms Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and KoFC as provided in subsection (a) of this Section 8, the aggregate principal amount of such Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all Securities, or if KoFC shall not exercise the right described in subsection (b) of this Section 8 to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then the Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or KoFC, except for the expenses to be borne by KoFC and the Underwriters as provided in Section 4(k) and the indemnity and contribution agreements in Section 7; provided that nothing herein shall relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of KoFC and the several Underwriters set forth in or made pursuant to the Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, KoFC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If the Terms Agreement shall be terminated pursuant to Section 8, KoFC shall not then be under any liability to any Underwriter except as provided in Section 4(k) and Section 7; but, if for any other reason the Securities are not delivered by or on behalf of KoFC as provided in the Terms Agreement, KoFC will reimburse the Underwriters through the Representatives, if any, for all out-of-

pocket expenses, approved in writing by the Representatives, if any, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but KoFC shall then be under no further liability to any Underwriter except as provided in Section 4(k) and Section 7.

10. Notices. All communications under the Terms Agreement will be in writing and, if sent to the Underwriters, will be mailed, delivered, telexed or telegraphed and confirmed to them at their addresses furnished to KoFC in writing for the purpose of communications under the Terms Agreement or, if sent to KoFC, will be mailed delivered, telexed or telegraphed and confirmed to KoFC at the address of KoFC set forth in the Registration Statement, Attention: General Manager, Global Finance Department.

11. Successors. The Terms Agreement will inure to the benefit of and be binding upon KoFC and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Applicable Law. The Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Jurisdiction. KoFC irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with the Terms Agreement, the Fiscal Agency Agreement or the Securities may be brought in any state or federal court located in the Borough of Manhattan, the City of New York, New York and, until amounts due and to become due in respect of the Securities or otherwise under the Terms Agreement or the Fiscal Agency Agreement have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. KoFC hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Terms Agreement brought in any such court and hereby further, to the fullest extent permitted by law, irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum. The provisions of this Section 13 shall survive any termination of the Terms Agreement, in whole or in part.

14. Waiver of Immunity. To the extent that KoFC or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in each case in any jurisdiction in which proceeding may at any time be commenced with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Terms Agreement, the Fiscal Agency Agreement or the Securities, KoFC, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity.

15. Judgment Currency. In respect of the Terms Agreement, KoFC hereby agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgements or order being given or made for any amount due under the Terms Agreement or under the Securities and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (b) the rate of exchange at which such Underwriter would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such Underwriters’ receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of KoFC and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16. No Fiduciary Duty. KoFC acknowledges and agrees that (a) the purchase and sale of Securities pursuant to a Terms Agreement, this Underwriting Agreement Standard Terms and the Fiscal Agency Agreement (together, the “Agreements”), including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between KoFC, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated by such Terms Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of KoFC or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of KoFC with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising KoFC on other matters) and no Underwriter has any obligation to KoFC with respect to the offering of the Securities except the obligations expressly set forth in the Agreements, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of KoFC, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and KoFC has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

ANNEX I

FORM OF TERMS AGREEMENT

KOREA FINANCE CORPORATION

TERMS AGREEMENT

[Date]

Korea Finance Corporation

16, Yeouido-dong

Yeongdeungpo-gu, Seoul 150-873

Republic of Korea

Attention:        General Manager — Global Finance Department

Dear Sirs:

1. The undersigned, for itself and the other several underwriters set forth in Schedule A attached hereto (together, the “Underwriters”), understands that Korea Finance Corporation (“KoFC”), a statutory juridical entity established under the Korea Finance Corporation Act of 2009, as amended (the “KoFC Act”), in The Republic of Korea, proposes to issue and sell [Currency and Principal Amount] aggregate initial offering price of [Full title of Securities] (the “Securities”).

2. Subject to the terms and conditions set forth or incorporated by reference herein, KoFC hereby agrees to sell, and each of the Underwriters agrees to purchase, severally and not jointly, the Securities at a purchase price of     % of the principal amount of Securities [, plus accrued interest, if any, from [Issue Date of Securities] to the date of payment and delivery,]1 as set forth in Schedule A hereto opposite the name of each such Underwriter.

3. At or prior to [—] [a.m./p.m.] on [—], 2010 (New York City time) (the “Time of Sale”), KoFC will have prepared the following information (which taken together shall be referred to as the “Time of Sale Information”): [a preliminary prospectus dated [—],

[1]	To be added only if the transaction does not close flat.

1

2010 filed with the Commission (the “Preliminary Prospectus”)]2 / [a preliminary prospectus supplement dated [—], 2010 filed with the Commission pursuant to Rule 424 (the “Preliminary Prospectus Supplement”, and together with the Base Prospectus (defined below), the “Preliminary Prospectus”)] 3, the issuer free writing prospectuses (as defined in Rule 433 under the Act, the “Issuer Free Writing Prospectuses”) listed on Annex A hereto and any other free writing prospectuses (as defined in Rule 405 under the Act, the “Free Writing Prospectuses”) listed on Annex A that KoFC and the Underwriters expressly agree in writing to treat as part of the Time of Sale Information.

4. The Securities shall have the terms set forth in [the prospectus dated                     ,          (the “Prospectus”)]4 / [the prospectus dated                     ,          (the “Base Prospectus”) and Prospectus Supplement dated                     ,          (the “Final Prospectus Supplement”, and together with Base Prospectus, the “Prospectus”)]5, including the following:

Terms of the Securities:

Maturity Date:                     ,

Interest Rate:

Interest Payment Date(s) and Computation:                     , and                      commencing                     ,         . [(Interest accrues from                     ,         )]

Redemption Provisions:

Form and Denomination: The Securities will be issued in the form of one or more global certificates registered in the name of a nominee of and deposited with the custodian for The Depository Trust Company.

The Securities will be issued in minimum denominations of US$100,000 principal amount and integral multiples of US$1,000 in excess thereof.

[2]	To be used in standalone debt offerings.
[3]	To be used in shelf take downs.
[4]	To be used in standalone debt offerings.
[5]	To be used in shelf take downs.

2

Manner of Payment and Type of Funds: [Certified or official bank check or check] [wire transfer] payable in [next-day] [immediately available] funds in [name of currency].

[Other Terms:]

[Name[s] and Address[es] of Representative[s] for the purposes of communications under this Terms Agreement:]

Registration Statement: KoFC’s Registration Statement, as amended, under Schedule B of the Securities Act of 1933, as amended (Registration No. 333-[—]).

Korean Counsel for KoFC:                     .

Closing Location: Office of Davis Polk & Wardwell LLP, 18 Floor, The Hong Kong Club Building, 3A Chater Road, Central, Hong Kong.

5. The Underwriters will pay for the Securities upon delivery thereof at the Closing Location at          a.m. (New York time) on                     ,         , or at such other time thereafter as the Underwriters and KoFC may agree. The time and date of such payment and delivery are hereinafter referred to as the “Closing Date”.

6. All provisions contained in the document entitled Korea Finance Corporation Underwriting Agreement Standard Terms (the “Standard Terms”), substantially in the form of Exhibit A to the Registration Statement, a copy of which is attached as Exhibit B hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such terms had been set forth in full herein, except that if any term defined in the Standard Terms is otherwise defined herein, the definition set forth herein shall control.

7. Reference is made to Section 4(k) of the Standard Terms, which provides that the payment of expenses incurred in connection with the offering of the Securities will be set forth in this Terms Agreement.

Pursuant to such provision, it is agreed that KoFC shall pay for all expenses incurred in connection with the offering of the Securities, including, but not limited to,                     , except for                     .6

[6]	This clause to be revised as appropriate for each offering contemplated.

3

Please confirm your agreement by having an authorized officer sign a copy of this Terms Agreement in the space set forth below. The Terms Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Very truly yours,

[Names of Representatives/Underwriters]

By:
Name:
Title:

On behalf of [themselves] [itself] [and the other Underwriters named hereon]

Accepted:

KOREA FINANCE CORPORATION

By:
Name:
Title:

4

SCHEDULE A

Underwriters	Principal Amount of the Securities
US$

Total:	US$

Sch-A

Annex A

Free Writing Prospectus:

1. Issuer Free Writing Prospectus containing the final term sheet, substantially in the form of Exhibit A, to be filed with the Commission on                     ,                     .

An-A

EXHIBIT A

Final Term Sheet for the Securities

Korea Finance Corporation

[title of the Securities] (the “Securities”)

[—]

Issuer	Korea Finance Corporation
Issue currency
Issue size
Maturity date
Settlement date
Interest rate
Interest payment dates
Public offering price
Gross proceeds
Underwriting discounts
Net proceeds (after deducting underwriting discounts but not estimated expenses)
Denominations
Day count
Listing
Governing Law
Fiscal Agent
CUSIP
ISIN
Ratings
Joint Bookrunners

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the United States Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the United States Securities and Exchange Commission at www.sec.gov. Alternatively, an underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free             .

The most recent prospectus can be accessed through the following link:                     .

Ex-A

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR AFTER THIS MESSAGE ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Ex-A

EXHIBIT B

KOREA FINANCE CORPORATION

UNDERWRITING AGREEMENT STANDARD TERMS